UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2021

Rapid7, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street,
Boston,	Massachusetts	02114
(Address of principal executive offices), including zip code
(617) 247-1717
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.
On September 16, 2021, Rapid7, Inc. (the “Company”), issued a notice of redemption (the “Redemption Notice”) for all $45,352,000 aggregate principal amount outstanding of its 1.25% Convertible Senior Notes due 2023 (the “Notes”), which were issued pursuant to an Indenture dated as of August 13, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Pursuant to the Redemption Notice, on November 30, 2021 (the “Redemption Date”), the Company will redeem any Notes that have not been converted prior to such date at a redemption price in cash equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, from August 1, 2021 to, but not including, the Redemption Date (the “Redemption Price”). On the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and interest thereon, if any, shall cease to accrue on and after the Redemption Date.
The Notes called for redemption may be converted by holders at any time before 5:00 p.m. (New York City time) on November 29, 2021 (the “Conversion Deadline Date”). Each $1,000 principal amount of the Notes is convertible into 24.0460 shares of common stock of the Company, par value $0.01 per share, subject to adjustment under certain circumstances as set forth in the Indenture. Pursuant to the Indenture, the conversion rate will be increased by 0.0022 additional shares per $1,000 principal amount of the Notes for conversions prior to 5:00 p.m. (New York City time) on the Conversion Deadline Date. The Company has elected to settle any conversions occurring after the date of the Redemption Notice and prior to the Conversion Deadline Date by Combination Settlement (as defined in the Indenture), with a Specified Dollar Amount (as defined in the Indenture) per $1,000 principal amount of Notes equal to $1,000.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the planned redemption of the Notes. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with executing the redemption of the Notes and events that could impact the terms of the redemption, as well as those described in the Company’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise these statements, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: September 16, 2021	By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer